Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Farmland Partners, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	Rule 457(o)	-	-	-	-	-
	Equity	Preferred Stock, $0.01 par value per share	Rule 457(o)	-	-	-	-	-
	Other	Depositary Shares	Rule 457(o)	-	-	-	-	-
	Other	Warrants(4)	Rule 457(o)	-	-	-	-	-
	Other	Rights	Rule 457(o)	-	-	-	-	-
	Total	Unallocated (Universal) Shelf	Rule 457(o)	-	-	$150,248,672 (5)	0.0001476	$22,176.70(3)
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.01 par value per share	Rule 415(a)(6)	-	-	-	-	-	S-3	333-254834	April 9, 2021
	Equity	Preferred Stock, $0.01 par value per share	Rule 415(a)(6)	-	-	-	-	-	S-3	333-254834	April 9, 2021
	Other	Depositary Share	Rule 415(a)(6)	-	-	-	-	-	S-3	333-254834	April 9, 2021
	Other	Warrants(4)	Rule 415(a)(6)	-	-	-	-	-	S-3	333-254834	April 9, 2021
	Other	Rights	Rule 415(a)(6)	-	-	-	-	-	S-3	333-254834	April 9, 2021
	Total	Unallocated (Universal) Shelf(1)	Rule 415(a)(6)	-	-	$149,751,328 (6)	(6)	(6)	S-3	333-254834	April 9, 2021	(6)
	Total Offering Amounts					$300,000,000		$22,176.70
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$22,176.70

(1)	The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement. This registration statement covers offers, sales and other distributions of the securities listed in this table from time to time at prices to be determined. This registration statement also covers common stock, preferred stock, depositary shares, warrants and rights that may be offered or sold under delayed delivery contracts pursuant to which the counterparty may be required to purchase such securities, as well as such contracts themselves. Such contracts would be issued with the securities. In U.S. dollars or the equivalent thereof for any security denominated in one or more, or units of two or more, foreign currencies or composite currencies based on the exchange rate at the time of sale. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the registration statement includes an indeterminate number of shares of common stock that may be issued by the registrant by way of a stock dividend, stock split or in connection with a stock combination, recapitalization or similar event.

(2)	The Proposed Maximum Offering Price Per Unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)	The Maximum Aggregate Offering Price will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4)	The warrants covered by this registration statement may be warrants for common stock, preferred stock or depositary shares.

(5)	Estimated solely for purposes of calculating the registration fee under Rule 457 under the Securities Act. No separate consideration will be received for preferred stock or common stock that are issued upon conversion or exchange of preferred stock or depositary shares registered hereunder or for preferred stock distributed upon termination of a deposit arrangement for depositary shares.

(6)	Securities of the registrant in the proposed maximum aggregate offering amount of $300,000,000 were previously registered on the registrant’s registration statement on Form S-3 (File No. 333-254834) (the “Prior Registration Statement”), which was originally filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2021, and declared effective by the SEC on April 9, 2021, approximately $149,751,328 of which remains unsold as of the date hereof (the “Unsold Securities”). No registration fee was paid in connection with the registration of the Unsold Securities because, pursuant to Rule 415(a)(6) under the Securities Act (“Rule 415(a)(6)”), the Unsold Securities were unsold and carried forward from previous registration statements (File Nos. 333-203798 and 333-224384). Pursuant to Rule 415(a)(6) under the Securities Act, the Unsold Securities are being carried forward to this registration statement, and the registrant is not required to pay any additional fee with respect to the Unsold Securities being included in this registration statement because such Unsold Securities are being moved from the Prior Registration Statement to this registration statement. The Prior Registration Statement expired on April 9, 2024, and in connection with such expiration the offering of such securities registered under the Prior Registration Statement was terminated.